SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 10, 2010

NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850,Dallas, Texas 75251
(Address of principal executive office)

Issuer's telephone number:  972-770-4700

Section 8 – Other Events

Item 8.01.  Other Events

On September 10, 2010, NYTEX Energy Holdings, Inc., a Delaware corporation (the “Company”), received service of process of a lawsuit filed on behalf of certain persons (“Plaintiffs”), relating to 75.0% of certain producing oil and gas leaseholds in the Texas panhandle consisting of 10 producing wells on 320 acres (the “Panhandle Property”).  On August 1, 2009, NYTEX Petroleum, Inc., a wholly owned subsidiary of the Company (“NYTEX Petroleum”), acquired and assumed operations of the Panhandle Property.  The Plaintiffs allege that NYTEX Petroleum did not engage in a single well re-completion (refrac) operation as required by the purchase document between Plaintiffs and NYTEX Petroleum (the “Purchase Document”).  As a result of this alleged lack of performance, Plaintiffs believe they are entitled to pursue repurchase of the Panhandle Property in accordance with a buyback provision set forth in the Purchase Document.  The Company believes that NYTEX Petroleum has performed as required, that this lawsuit is wholly without merit, is frivolous, and intends to vigorously defend itself in this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	NYTEX ENERGY HOLDINGS, INC. /s/ Michael K. Galvis
Michael K. Galvis, Chief Executive Officer and President